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                                                                    EXHIBIT 23.1

                       [LETTERHEAD OF ERNST & YOUNG LLP]

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 33-99378) pertaining to The PMI Group, Inc. Stock Plan for Non-Employee Directors and The PMI Group, Inc. Equity Incentive Plan of our report dated January 19, 2001, with respect to the consolidated financial statements and schedules of The PMI Group, Inc. included and incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Los Angeles, California
June 11, 2001